SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              POST-EFFECTIVE
                            AMENDMENT NO. 1 TO
                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                         SABRE HOLDINGS CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)

                                  DELAWARE
       (State or Other Jurisdiction of Incorporation or Organization)

                         4255 AMON CARTER BOULEVARD
                          FORT WORTH, TEXAS 76155
                            Tel. (817) 963-6400
        (Address of Principal Executive Offices Including Zip Code)

                                 75-2662240
                    (I.R.S. Employer Identification No.)

                GETTHERE.COM, INC. 1996 STOCK INCENTIVE PLAN
                GETTHERE.COM, INC. 1999 STOCK INCENTIVE PLAN
                          (Full Title of the Plan)

                             JEFFERY M. JACKSON
      EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                         SABRE HOLDINGS CORPORATION
                         4255 AMON CARTER BOULEVARD
                          FORT WORTH, TEXAS 76155
                               (817) 963-6400
        (Name, Address and Telephone Number, Including Area Code, of
                             Agent For Service)

                                            CALCULATION OF REGISTRATION FEE

                                                      PROPOSED          PROPOSED
        TITLE OF SECURITIES         AMOUNT            MAXIMUM           MAXIMUM           AMOUNT OF
               TO BE                TO BE            OFFERING          AGGREGATE       REGISTRATION FEE
             REGISTERED           REGISTERED           PRICE           OFFERING              (2)(3)
                                   (1) (2)         PER UNIT (2)        PRICE (2)

Class A Common Stock,
par value $.01
per share                         4,700,517           42.55         200,006,998.35        52,801.85

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act").

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Class A Common Stock which become issuable under the GetThere.com, Inc. 1996 Stock Incentive Plan and the GetThere.com, Inc. 1999 Stock Incentive Plan (collectively, the "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Sabre Holdings Corporation Class A Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to 457(h) of the Securities Act of 1933, as amended, and based on the maximum price at which the options may be exercised.

(3)   Previously paid.

                                INTRODUCTION

          This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is filed by Sabre Holdings Corporation, a Delaware corporation (the "Company"), relating to 4,700,517 Shares of Class A Common Stock, par value $.01 per share (the "Shares"), to be made available pursuant to the terms of the GetThere.com, Inc. 1996 Stock Incentive Plan and the GetThere.com, Inc. 1999 Stock Incentive Plan (collectively, the "Plans").

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   Plan Information.
          ----------------

          Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

ITEM 2.   Registration Information and Employee Plan Annual Information.
          -------------------------------------------------------------

          Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   Incorporation Of Documents By Reference.
          ---------------------------------------

          The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference into this Registration Statement and made a part hereof:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

          (b) All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

          (c) The description of the Shares contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on September 16, 1996, which incorporated by reference the section titled "Description of Capital Stock" contained in the Prospectus filed as part of the Registrant's Registration Statement on Form S-1 (Registration No. 333-09747).

          All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that the Company has sold all of the securities offered under this Registration Statement or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document.

          Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement.

ITEM 4.   Description Of Securities.
          -------------------------

          Inapplicable.

ITEM 5.   Interests Of Named Experts And Counsel.
          --------------------------------------

          Inapplicable.

ITEM 6.   Indemnification Of Directors And Officers.
          -----------------------------------------

          Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify directors and officers and certain other individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) in which such person is involved because such person is a director or officer of the corporation, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. No indemnification shall be made to an officer or director or other qualified individual if such person shall have been adjudged to be liable to the corporation unless such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interest of the corporation and only to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought, determines that despite the adjudication of liability such person is fairly and reasonably entitled to such indemnification. If such person is successful on the merits or otherwise in defense of any action, then Section 145 provides that such person shall be indemnified against expenses including attorneys' fees actually and reasonably incurred by that person in connection therewith. Section 102(b)(7) of the DGCL provides that the liability of a director may not be limited or eliminated for the breach of such director's duty of loyalty to the corporation or its stockholders, for such director's intentional acts or omissions not in good faith, for such director's concurrence in or vote for an unlawful payment of a dividend or unlawful stock purchase or redemption or for any improper personal benefit derived by the director from any transaction.

          The Bylaws of the Company provide that the Company will indemnify any person who was or is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the Company as a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The Company's Bylaws further provide that the Company may indemnify any person who was or is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

          The indemnification referred to in the preceding paragraph will be from and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom. However, such indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the preceding two sentences, in the case of an action or suit by or in the right of the Company to procure a judgment in its favor
(a) the indemnification referred to in this paragraph will be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the Company unless, and only to the extent that, the Delaware Court of Chancery (or the court in which such action or suit was brought) determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery (or such other court) deems proper. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it will ultimately be determined that he or she is not entitled to be indemnified by the Company. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Company's Board of Directors deems appropriate.

          The indemnification described in the preceding two paragraphs will not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw of the Company, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person. The Company will purchase and maintain insurance on behalf of any person who is or was or has agreed to serve at the request of the Company as a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against, and incurred by, him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the Company's Bylaws; provided, however, such insurance must be available on acceptable terms, which determination shall be made by a vote of a majority of the Company's Board of Directors.

ITEM 7.   Exemption From Registration Claimed.
          -----------------------------------

          Inapplicable.

ITEM 8    Exhibits.
          --------

          Exhibit No.         Description
          ----------          -----------

          4.1 Second Restated Certificate of Incorporation of the Company (incorporated by reference to
                              Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
                              2000)

          4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)

          4.3 Specimen Certificate representing Class A Common Stock (incorporated by reference to
                              Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31,
                              2000)

          4.4                 GetThere.com, Inc. 1996 Stock Incentive Plan

          4.5                 GetThere.com, Inc. 1999 Stock Incentive Plan

          5.1                 Legal Opinion of Gibson, Dunn & Crutcher LLP

          23.1                Consent of Gibson, Dunn & Crutcher LLP (1)

          23.2                Consent of Ernst & Young LLP, Independent
                              Auditors

          24.1                Power of Attorney (2)

(1)  Included in Exhibit 5.1.
(2)  Included on signature page of this registration statement.

ITEM 9.   Undertakings.
          ------------

          A. Rule 415 Offering.

          The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and,

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   Filings Incorporating Subsequent Exchange Act Documents By
          Reference.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.   Request For Acceleration Of Effective Date Or Filing Of
          Registration Statement On Form S-8.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       [SIGNATURES ON THE NEXT PAGE]

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas, on this 18th day of October, 2000.

                                    SABRE HOLDINGS CORPORATION


                                    By:     /s/ Jeffery M. Jackson
                                    Name:   JEFFERY M. JACKSON
                                    Title:  Executive Vice President,
                                            Chief Financial
                                            Officer and Treasurer

                             POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Jeffery M. Jackson and James F. Brashear, or each of them, as his or her attorneys-in-fact to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

NAME AND SIGNATURE                             TITLE               DATE

         *                    Chairman of the Board of         October 17, 2000
--------------------------    Directors, President and
William J. Hannigan           Chief Executive Officer
                              (Principal Executive Officer)


         *                    Executive Vice President,        October 17, 2000
--------------------------    Chief Financial Officer and
Jeffery M. Jackson            Treasurer (Principal Financial
                              Officer and Principal
                              Accounting Officer)


         *                    Director                         October 16, 2000
--------------------------
Paul C. Ely, Jr.


         *                    Director                         October 16, 2000
--------------------------
Bob L. Martin


                              Director
--------------------------
Glenn W. Marschel, Jr.


/s/ Mary Alice Taylor         Director                         October 17, 2000
--------------------------
Mary Alice Taylor


         *                    Director                         October 16, 2000
--------------------------
Richard L. Thomas


                              Director
--------------------------
David W. Dorman


                              Director
--------------------------
Pamela B. Strobel



/s/ Jeffrey M. Jackson                                         October 18, 2000
--------------------------
* By:  Jeffrey M. Jackson
       Attorney-in-fact

                               EXHIBIT INDEX


          Exhibit No.         Description
          ----------          -----------

          4.1 Second Restated Certificate of Incorporation of the Company (incorporated by reference to
                              Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
                              2000)

          4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)

          4.3 Specimen Certificate representing Class A Common Stock (incorporated by reference to
                              Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31,
                              2000)

          4.4                 GetThere.com, Inc. 1996 Stock Incentive Plan

          4.5                 GetThere.com, Inc. 1999 Stock Incentive Plan

          5.1                 Legal Opinion of Gibson, Dunn & Crutcher LLP

          23.1                Consent of Gibson, Dunn & Crutcher LLP (1)

          23.2                Consent of Ernst & Young LLP, Independent
                              Auditors

          24.1                Power of Attorney (2)

(1)  Included in Exhibit 5.1.
(2)  Included on signature page of this registration statement.